Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports Robust 2021 Second-quarter Financial Results;

Reiterates Full-year Guidance Ranges Driven by Strong Demand

Key Highlights

◾	Sales of $2.2 billion, an increase of $1.1 billion

◾	Net income attributable to Dana of $53 million, an increase of $227 million

◾	Diluted EPS of $0.36, an increase of $1.56

◾	Adjusted EBITDA of $233 million, an increase of $238 million; margin of 10.6 percent of sales

◾	Diluted adjusted EPS of $0.59, an increase of $1.28

◾	Operating cash flow of $67 million, an increase of $142 million

◾	Continues environmental leadership with the adoption of science-based targets

MAUMEE, Ohio, July 30, 2021 – Dana Incorporated (NYSE: DAN) today announced financial results for the second quarter of 2021.

“Dana delivered strong performance in the second quarter as a result of ongoing strong demand across all three of our end markets,” said James Kamsickas, Dana chairman and CEO. “We continue to actively manage through a challenging supply-chain environment, and our team has done an excellent job proactively responding to the regional impacts of COVID-19. Like everyone, we remain cautious about the second half of the year, but our balanced business model positions us well to navigate through external pressures as we remain focused on launching our new business backlog and expanding our vehicle electrification business.”

Second-quarter 2021 Financial Results

Sales for the second quarter of 2021 totaled $2.21 billion, compared with $1.08 billion in the same period of 2020, representing a $1.13 billion improvement driven by strong customer demand and the conversion of our sales backlog.

Adjusted EBITDA for the second quarter of 2021 was $233 million, compared with a loss of $5 million for the same period in 2020. Profit conversion on higher sales in the second quarter of 2021 continued to be tempered by higher raw material costs and supply-chain constraints.

Adjusted net income attributable to Dana was $86 million and diluted adjusted earnings per share was $0.59 for the second quarter of 2021, compared with an adjusted net loss of $99 million and $0.69 per share in 2020.

Operating cash flow in the second quarter of 2021 was $67 million, compared with a use of $75 million in the same period of 2020.

Adjusted free cash flow was a use of $13 million, compared with a use of $133 million in the second quarter of 2020. Adjusted free cash flow in this year’s second quarter was driven by higher earnings compared with last year’s pandemic-impacted results.

“We are maintaining our full-year guidance ranges but indicating that sales will likely be at the higher end due to the strong market demand in the first half of this year and our outlook for the remainder of the year,” said Jonathan Collins, executive vice president and chief financial officer of Dana. “Our solid performance and encouraging demand fundamentals keep us locked on a trajectory toward our long-term financial goals.”

2021 Financial Target Ranges 1

•	Sales of $8.5 to $9.0 billion;

•	Adjusted EBITDA of $920 million to $1.0 billion, an implied adjusted EBITDA margin of range of approximately 10.5 to 11 percent;

•	Diluted adjusted EPS of $2.10 to $2.60;

•	Operating cash flow of approximately 7 percent of sales; and

•	Adjusted free cash flow of approximately 3 percent of sales.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 9 a.m. Friday, July 30

Dana will discuss its second-quarter results in a conference call at 9 a.m. EDT on Friday, July 30. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 6842746 and ask for “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available beginning at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on July 30 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 6842746. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies.

Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding discretionary pension contributions less purchases of property, plant and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions for all mobility markets across the globe. The company’s conventional and clean-energy solutions support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $7.1 billion in 2020 with 38,000 associates in 33 countries across six continents. Founded in 1904, Dana was named one of “America’s Most Responsible Companies 2021” by Newsweek for its emphasis on sustainability and social responsibility. The company is driven by a high-performance culture that focuses on its people, which has earned it global recognition as a top employer, including “World’s Best Employer” from Forbes magazine. Learn more at dana.com.

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Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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